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                                                                    Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of September 29, 2000, by and among DAMARK International, Inc., a Minnesota corporation, with headquarters located at 7101 Winnetka Avenue North, Minneapolis, Minnesota 55428 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

                  WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

                  B. The Company has authorized the following new series of its preferred stock, par value $.01 per share (the "PREFERRED STOCK"): the Company's Series D Convertible Preferred Stock ("SERIES D PREFERRED STOCK") which shall be convertible into shares of the Company's Class A Common Stock, $.01 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS").

                  C. The Company shall authorize as of the Closing the issuance of Common Stock Purchase Warrants (the "WARRANTS"), in the form attached hereto as EXHIBIT B, to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants are hereinafter referred to as the "WARRANT SHARES", and together with the Series D Preferred Shares (as defined below), the Warrants, the Conversion Shares, and the Dividend Shares (as defined below), the "SECURITIES");

                  D. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of $20 million of Series D Preferred, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and to receive in consideration for such purchase the Warrants to purchase shares of Common Stock in the respective amounts set forth opposite each Buyer's name in the Schedule of Buyers, subject to adjustment as provided in the Warrants; and

                  E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

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                  NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

                  1.       PURCHASE AND SALE OF SERIES D PREFERRED STOCK AND
WARRANTS.

                           a.       PURCHASE OF SERIES D PREFERRED STOCK.
Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of 200,000 shares of Series D Preferred Stock (the "SERIES D PREFERRED SHARES"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "CLOSING"). The per share purchase price (the "PURCHASE PRICE") of the Preferred Shares shall be $100.00 or an aggregate purchase price of $20 million. On the Closing Date (as defined below) the Company shall deliver to each Buyer a stock certificate(s) representing such number of Series D Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

                           b.       CLOSING DATE. The date and time of the
Closing (the "CLOSING DATE") shall be 10:00 a.m. Eastern Standard Time on September 29, 2000, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

                           c.       FORM OF PAYMENT. On the Closing Date, each
Buyer shall pay the Company the Purchase Price for the Series D Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided in writing to the Buyers at least two days prior to the Closing Date.

                           d.       WARRANTS. In consideration of the purchase
of the Series D Preferred Shares, the Company shall on the Closing Date issue and deliver to each Buyer, Warrants to purchase in the aggregate seven hundred and seventy-two thousand seven hundred ninety eight (772,798) additional shares of Common Stock in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers.

                  2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                           a.       INVESTMENT PURPOSE. Such Buyer (i) is
purchasing the Series D Preferred Shares and the Warrants and (ii) upon conversion of the Series D Preferred Shares and exercise of the Warrants, will acquire the Conversion Shares and Warrant Shares, respectively, then issuable for its own account for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act;


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provided, however, that by making the representations herein, such Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           b.       ACCREDITED INVESTOR STATUS. Such Buyer is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                           c.       RELIANCE ON EXEMPTIONS. Such Buyer
understands that the Series D Preferred Shares and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Series D Preferred Shares and the Warrants.

                           d.       INFORMATION. Such Buyer and its advisors, if
any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series D Preferred Shares and the Warrants which have been specifically requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                           e.       NO GOVERNMENTAL REVIEW. Such Buyer
understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series D Preferred Shares and the Warrants or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Series D Preferred Shares and the Warrants.

                           f.       TRANSFER OR RESALE. Such Buyer understands
that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may


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require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                           g.       LEGENDS. Such Buyer understands that the
certificates or other instruments representing the Series D Preferred Shares and the Warrants, and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) any such Securities are registered for sale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) any of the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                           h.       AUTHORIZATION; ENFORCEMENT. This Agreement
has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.


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

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SUBSIDIARIES.

                           The Company and its subsidiaries represent and
warrant to each of the Buyers that:

                           a.       ORGANIZATION AND QUALIFICATION. The Company
and its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect and all of which jurisdictions in which either the Company or its subsidiaries is or believes it should be duly qualified is set forth on Schedule 3(a) hereto. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole, (ii) on the ability of the Company to perform its obligations hereunder, under the Certificate of Designations, the Registration Rights Agreement, the Warrants or under the agreements or instruments to be entered into or filed in connection herewith or therewith, or (iii) the Securities.

                           b.       AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH
OTHER INSTRUMENTS. (I) (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, to issue, sell and perform its obligations with respect to the Series D Preferred Shares and the Warrants in accordance with the terms hereof, the Certificate of Designations, the Series D Preferred Shares and the Warrants, as applicable, and to issue the Conversion Shares and the Warrant Shares upon conversion of the Series D Preferred Shares and the exercise of the Warrants, respectively, in accordance with the Certificate of Designations and the Warrants, respectively, (ii) the execution and delivery of this Agreement, the Series D Preferred Shares, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series D Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series D Preferred Shares and of the Common Stock that may be issued for payment of dividends on the Series D Preferred Shares (the "DIVIDEND SHARES") in accordance with the terms of the Certificate of Designations and the Warrant Shares upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement, the certificates for the Series D Preferred Shares and the Warrants have been duly executed and delivered by the Company, and (iv) this Agreement, the Registration Rights Agreement, certificates for the Series D Preferred Shares and the Warrants constitute the valid and binding obligations of the


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Company enforceable against the Company in accordance with their terms, (v)
prior to the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Minnesota and (vi) this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Warrants are in full force and effect, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                                    (II)     ClickShip Direct, Inc.
("ClickShip"), a wholly-owned subsidiary of the Company, has the requisite corporate power and authority to enter into and perform its obligations under the Registration Rights Agreement attached hereto as EXHIBIT D (the "CLICKSHIP REGISTRATION RIGHTS AGREEMENT"), to issue and perform its obligations with respect to the Warrants in the form attached hereto as EXHIBIT E (the "CLICKSHIP WARRANTS") in accordance with the terms hereof, the ClickShip Registration Rights Agreement and the ClickShip Warrants, as applicable, and to issue the shares of ClickShip's common stock issuable upon exercise of the ClickShip Warrant (the "CLICKSHIP WARRANT SHARES"), respectively, in accordance with the ClickShip Warrants. The execution and delivery of the ClickShip Registration Rights Agreement and the ClickShip Warrants by ClickShip and the consummation by ClickShip of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the ClickShip Warrants and the reservation for issuance and the issuance of the ClickShip Warrant Shares upon exercise of the ClickShip Warrants have been duly authorized and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, or the ClickShip Board of Directors. The ClickShip Registration Rights Agreement has been duly executed and delivered by ClickShip and the ClickShip Warrants will be duly executed and delivered by ClickShip upon issuance. The ClickShip Registration Rights Agreement constitute and, upon issuance, the ClickShip Warrants will constitute the valid and binding obligations of ClickShip enforceable against ClickShip in accordance with their terms and (v) the ClickShip Registration Rights Agreement and, upon issuance, the ClickShip Warrants will be upon execution in full force and effect, enforceable against ClickShip in accordance with its terms, except in each case as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                           c.       CAPITALIZATION AND INDEBTEDNESS. As of the
date hereof and immediately prior to the issuance of the Series D Preferred Shares and Warrants hereunder, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which as of the date hereof, 5,847,519 shares are issued and outstanding, 2,000,000 shares of Class B Common Stock (the "Class B Common Stock"), of which as of the date hereof, no shares are issued and outstanding, 2,400,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"), of which as of the date hereof, no shares are issued and outstanding, 1,650,000 shares of Series B Convertible Non-Voting Preferred Stock ("Series B Preferred Stock"), of which as of the date hereof, no shares are issued and outstanding, and 400,000 shares of Series C Junior


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Participating Preferred Stock ("Series C Preferred Stock" and collectively with the Series A Preferred Stock and Series B Preferred Stock called the "Company Preferred"), of which as of the date hereof no shares are issued and outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock, Class B Common Stock, Company Preferred or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth on Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries,
(ii) there are no outstanding debt securities, notes, credit agreements, or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement and the ClickShip Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities or the ClickShip Warrants or ClickShip Warrant Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of each of the Company's and ClickShip's articles of incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and each of the Company's and ClickShip's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock, Class B Common Stock or Preferred Stock and the material rights of the holders thereof in respect thereto.

                           d.       ISSUANCE OF SECURITIES. The Securities and
the ClickShip Warrants and ClickShip Warrant Shares are duly authorized and, upon issuance in accordance with the terms hereof and the ClickShip Warrants, the Series D Preferred Shares, the Warrants and the ClickShip Warrants shall be
(i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company or ClickShip, as applicable, and (iii) entitled to the rights and preferences set forth in the Certificate of Designations, the Warrants and the ClickShip Warrants, respectively. An aggregate of 5,250,000 shares of Common Stock have been authorized and reserved by the Company to provide for (A) the issuance upon conversion of the Series D Preferred Shares and exercise of the Warrants and (B) the issuance of the Dividend Shares have been authorized and reserved by the Company. Upon conversion or exercise in accordance with the Certificate of Designations and the Warrants, as applicable, the Conversion Shares and Warrant Shares, and upon issuance in accordance with the terms of the Certificate of Designations, the Dividend Shares, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon exercise in accordance with the ClickShip Warrants, the


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ClickShip Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the common stock of ClickShip.

                           e.       NO CONFLICTS. The execution, delivery and
performance of this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants by the Company, and the ClickShip Registration Rights Agreement and the ClickShip Warrants by ClickShip and the consummation by the Company and ClickShip, as applicable, of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities, the Dividend Shares and the ClickShip Warrants and ClickShip Warrant Shares) will not (i) result in a violation of the Bylaws, the Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or any of its subsidiaries, or (ii) except as disclosed in Schedule 3(e), violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed or on which the common stock of ClickShip will be traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock or By-laws or their organizational charter or by-laws, respectively, or in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries except where such defaults and violations would not in the aggregate have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity except where such violations would not in the aggregate have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Certificate of Designations, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof. Except as required under the 1933 Act, ClickShip is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the ClickShip Registration Rights Agreement or the ClickShip Warrants in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the NASDAQ National Market and does not reasonably anticipate that the Common Stock will be delisted by the NASDAQ National Market in the foreseeable future. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           f.       SEC DOCUMENTS; FINANCIAL STATEMENTS. Since
December 31, 1998 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company (i) has delivered or made available to each Buyer or its representative true and complete copies of the SEC Documents to the extent that each Buyer or its representative has requested any such SEC Documents from the Company and (ii) agrees to deliver or make available to each Buyer or its representative true and complete copies of any additional SEC Documents, upon request. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to any Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

                           g.       ABSENCE OF CERTAIN CHANGES. Except as
expressly set forth in Schedule 3(g) since December 31, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                           h.       ABSENCE OF LITIGATION. There is no action,
suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would, to the knowledge of the Company, individually or in the aggregate, have a Material Adverse Effect. Schedule 3(h) contains a complete list and summary description of any pending, or to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its subsidiaries, without regard to whether it could have a Material Adverse Effect.

                           i.       ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF
THE SECURITIES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                           j.       NO GENERAL SOLICITATION. Neither the
Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

                           k.       NO INTEGRATED OFFERING. Neither the Company,
nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

                           l.       EMPLOYMENT MATTERS; ERISA MATTERS. The
Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. Except as set forth in Schedule 3(l), no representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. Schedule 3(l) sets forth a list of every employee benefit plan (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any of member of its controlled group (determined in accordance with Section 4001(a)(14) of ERISA) (collectively the "Plans"). Except for such failures that would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, the Internal Revenue Code of 1986, as amended (the "CODE") and other applicable laws. None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and no event has occurred which cause any such Plan to lose its qualification.

                           m.       INTELLECTUAL PROPERTY RIGHTS. The Company
and its subsidiaries own or possess the requisite rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted and as presently contemplated to be operated in the future. None of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries or (iii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or other infringement. There is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                           n.       ENVIRONMENTAL LAWS. (i) The Company and its
subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its subsidiaries would not, individually or in the aggregate, have a Material Adverse Effect. With respect to the Company and/or its subsidiaries (A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law in any material respect and (B) neither the Company nor any of its subsidiaries has received any notice with respect to the foregoing, nor is any action pending or to the Company's knowledge, threatened in connection with the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was owned, leased or used by the Company or any of its subsidiaries.

                  (iii) To the knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its subsidiaries that are not in compliance with applicable law.

                           o.       TITLE. The Company and its subsidiaries have
good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                           p.       INSURANCE. The Company and each of its
subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have a Material Adverse Effect.

                           q.       REGULATORY PERMITS; COMPLIANCE. The Company
and its subsidiaries possess all franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "COMPANY PERMITS"). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits except where such violation would not in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notification with respect to possible conflicts, defaults, or violations of applicable laws.

                           r.       INTERNAL ACCOUNTING CONTROLS. The Company
and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           s.       NO MATERIALLY ADVERSE CONTRACTS, ETC.
Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future individually or in the aggregate to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which has or is expected to have a Material Adverse Effect.

                           t.       TAX STATUS. Except as set forth on Schedule
3(t), the Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set for on Schedule 3(t), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

                           u.       CERTAIN TRANSACTIONS. Except as set forth on
Schedule 3(u) or disclosed in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                           v.       S-3 REGISTRATION. The Company is currently
eligible to register secondary offerings of securities, including the resale of Conversion Shares, the Warrant Shares and the Dividend Shares, on a registration statement on Form S-3 under the 1933 Act.

                           w.       DISCLOSURE. All information relating to or
concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                           x.       INVESTMENT COMPANY STATUS. The Company is
not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           y.       FOREIGN CORRUPT PRACTICES. Neither the
Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company or any subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                           z.       SOLVENCY. The Company individually and
together with its subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  4.       COVENANTS AND AGREEMENTS.

                           a.       BEST EFFORTS. Each party shall use its best
efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                           b.       FORM D. The Company agrees to file a Form D
with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                           c.       REPORTING STATUS. Until the earlier of (i)
six months after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares, the Dividend Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Series D Preferred Shares and Warrants are outstanding (the "REGISTRATION PERIOD"), the Company (x) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (y) will use its best efforts and take all necessary action to maintain its ability and eligibility to register secondary offerings of securities on Form S-3.

                           d.       USE OF PROCEEDS. The Company will use the
proceeds from the sale of the Series D Preferred Shares and Warrants for working capital and general corporate purposes and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect subsidiaries) or for the repurchase, redemption, or retirement of any capital stock of the Company.

                           e.       FINANCIAL INFORMATION. The Company agrees to
file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied except as stated therein, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to omission of footnotes and normal year-end audit adjustments). The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration
Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries; and
(iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

                           f.       RESERVATION OF SHARES. The Company shall
take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock necessary to provide for the issuance of (i) the Conversion Shares, (ii) the Dividend Shares (calculated as of any date by dividing (x) $2,600,000 (less any dividends paid prior to such date) by (y) 95% times the amount equal to the average of the Closing Bid Prices (as defined in the Certificate of Designations) for the ten trading days immediately preceding such date) and
(iii) the Warrant Shares, in accordance with the terms of this Agreement, the Warrants and the Certificate of Designations; PROVIDED, FURTHER, that such shares of Common Stock so reserved shall be allocated for issuance upon conversion of Series D Preferred Stock pro rata among the Holders of Series D Preferred Stock based on the number of Series D Preferred Stock held by such Holder relative to the total number of outstanding Series D Preferred Stock.

                           g.       LISTING. The Company shall promptly secure
the listing of the Conversion Shares, the Dividend Shares, and Warrant Shares upon the Nasdaq National Market ("NASDAQ") (subject to official notice of issuance) and shall maintain, so long as any Buyer owns any of the Securities, the listing of all Conversion Shares, Dividend Shares and Warrant Shares from time to time issuable under the terms of this Agreement, the Certificate of Designations and the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to each Buyer copies of any notices it receives from NASDAQ regarding the continued eligibility of the Common Stock for listing on NASDAQ or other principal exchange or quotation system on which the Common Stock is listed or traded except to the extent that such notices would constitute material non public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of such date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                           h.       EXPENSES. Each of the Company and the Buyers
shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement and the agreements and documents referred to herein; provided, that the Company shall reimburse the Buyers for the Buyers' and its attorneys' fees and expenses incurred in connection with the preparation of this Agreement and the agreements and documents referred to herein up to an aggregate of $50,000. In addition to the foregoing, the Company agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel to the Buyers) incurred by the Buyers in connection with the enforcement of the Buyers' rights and/or the collection of all amounts due under this Agreement and the agreements and documents referred to herein.

                           i.       ADDITIONAL ISSUANCES OF SECURITIES.

                                    (i)      RIGHT OF FIRST REFUSAL. If at any
time on or before the one year anniversary of the Closing Date, the Company shall desire to issue any Common Stock or other equity security or any other security convertible, exchangeable or exercisable for Common Stock (including any debt financing with an equity component) or any other right to acquire any Common Stock (the "CONVERTIBLE SECURITIES") pursuant to Section 4(2) of the 1933 Act or an offering of equity securities (including any debt security with an equity component) under Regulation D or Regulation S of the 1933 Act or in any other private placement (other than (1) pursuant to Company authorized stock option plans, (2) pursuant to Section 4(p) below), or (3) pursuant to a Strategic Financing (as defined in the Certificate of Designations for Series D Preferred Stock), then the Company shall first comply with the terms of this
Section 4(i).

                                    (ii)     NOTICE REQUIREMENTS. The Company
shall notify, or cause to be notified, the Buyers, by certified mail return receipt requested, not less than five (5) business days prior to the time the Company intends to consummate such issuance (the "ISSUANCE NOTICE"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

                                    (iii)    EXERCISE OF RIGHT OF FIRST REFUSAL.
The right of first refusal provided for in this Section 4(i) may be exercised by the Buyers by delivery of a written notice to the Company (the "EXERCISE NOTICE"), within five (5) business days following receipt of the Issuance Notice (the "REFUSAL PERIOD"). The Exercise Notice shall state that the Buyers agree to purchase all and only all of the proposed issuance of such Common Stock or Convertible Securities on terms set forth in the Issuance Notice.

                                    (iv)     RIGHT TO ISSUE SECURITIES. After
expiration of the Refusal Period, if the provisions of this Section 4(i) have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Buyers have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for forty-five (45) calendar days following the termination of the Refusal Period to issue such securities, or any portion thereof not being purchased by the Buyers, as the case may be, specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Buyers, but after such forty-five (45) calendar days, no such issuance may be made without again giving notice to the Buyers and complying with all of the requirements of this
Section 4(i).

                                    (v)      For so long as any Buyer
beneficially owns any Securities, the Company will not issue any Series D Preferred Shares other than to the Buyers as contemplated hereby.

                           j.       DILUTIVE EFFECT. The Company understands and
acknowledges that the number of Conversion Shares and Warrant Shares issuable upon conversion of the Series D Preferred Shares and exercise of the Warrants, respectively, will increase in certain circumstances. The Company further acknowledges and agrees that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Series D Preferred Shares and exercise of the Warrants, respectively, and to issue Dividend Shares in accordance with this Agreement, the Certificate of Designations and the Warrants, as applicable, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                           k.       DISCLOSURE. From and after the date hereof,
the Company will not provide to any Buyer any material non-public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

                           l.       CORPORATE EXISTENCE. So long as any Buyer
beneficially owns any Series D Preferred Stock or Warrants, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of (i) a Major Transaction (as defined in the Certificate of Designations) where the surviving or successor entity in such transaction redeems all of the then outstanding shares of Series D

Preferred Shares in accordance with and subject to the terms of the Certificate of Designations, or (ii) a merger or consolidation or sale of all or substantially all of the Company's assets for cash, or, if for securities, where the surviving or successor entity in such transaction either (i) redeems all of the then outstanding shares of Series D Preferred Shares in accordance with and subject to the terms of the Certificate of Designations applicable to such transactions, or (ii) (A) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is listed for trading on the American Stock Exchange, NASDAQ or the New York Stock Exchange. The parties agree that a ClickShip Disposition (as defined in Section 4(p)(iii)) shall not constitute a sale of all or substantially all of the Company's assets.

                           m.       COMPLIANCE WITH LAW. The Company will
conduct its business in compliance with all applicable laws, rules, ordinances and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations except where the failure to comply with which would have a Material Adverse Effect.

                           n.       INSURANCE. The Company shall maintain
liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

                           o.       NO INTEGRATION. The Company will not conduct
any future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC or NASDAQ.

                           p.       SPIN OFF OF CLICKSHIP DIRECT, INC. (i) In
addition to any other rights set forth herein, in the event that the Company distributes the shares or assets of ClickShip, to the shareholders of the Company or consummates any similar transaction (the "CLICKSHIP DISTRIBUTION"), concurrently with the date of such distribution, the Company shall issue to each of the Buyers a ClickShip Warrant (in the form of EXHIBIT E attached hereto) to purchase an amount of ClickShip's common stock equal to 125% of the number of shares of ClickShip common stock and other securities and value that such Buyer would be entitled to receive if such Buyer's shares of Series D Preferred Stock were converted and such Buyer's Warrants were exercised as of the record date for such distribution (the "CLICKSHIP WARRANTS"). While the Buyer should be entitled to such ClickShip Warrants on the date of the ClickShip Distribution, in order to accurately reflect the Purchase Price for such ClickShip Warrants, unless the Buyers request otherwise, the Company and ClickShip may delay physical delivery of such ClickShip Warrants until eleven (11) days after the date of the ClickShip Distribution. In the event that the ClickShip Distribution or the Clickship Disposition (as defined below) is not consummated by March 31, 2001, the Conversion Price then in effect shall be reduced, but not increased, to an amount equal to the lesser of (1) the average of the Closing Bid Prices for the twenty (20) trading days prior to such date and (2) 101% of the Closing Bid Price of the trading day prior to such date. An equivalent adjustment shall be made on each subsequent September 30 and March 31 that the ClickShip Distribution or ClickShip Disposition has not been consummated.

                                    (ii)     Following the ClickShip
Distribution, the Series D Preferred Shares shall remain the outstanding obligations of the Company or its successor, and the Series D Preferred Stock conversion price and the Warrant exercise price shall be reduced to reflect the value of the ClickShip Distribution as more particularly set forth in the Certificate of Designations and Warrants, respectively.

                                    (iii)    The Parties acknowledge and agree
that, provided that ClickShip is a wholly-owned subsidiary of the Company at such time, the term "ClickShip Distribution" does not include a sale of all or substantially all of the assets or stock of ClickShip to a third party or the liquidation of the business and assets of ClickShip (the "CLICKSHIP DISPOSITION"). In the event of a ClickShip Disposition, (A) the ClickShip Registration Rights Agreement shall terminate, (B) there shall be no issuance of the ClickShip Warrants as contemplated by Section 4(p)(i), and (C) there shall be no adjustments contemplated by Section 4(p)(ii) above. In addition, the parties agree that a ClickShip Disposition shall not constitute a Major Transaction as defined in the Certificate of Designations.

                           q.       FILING OF FORM 8-K. On or before the second
(2nd) business day following the Closing Date the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Form of Warrant, in the form required by the 1934 Act.

                           r.       PUT RIGHT. The Company hereby agrees that in
the event that the Transfer Agent Instructions in the form attached to this Agreement as EXHIBIT F are not executed by the Company's transfer agent on or before October 20, 2000, then the Buyers shall have the right to put back their Series D Preferred Stock to the Company and receive a return of their aggregate $20 million investment, plus interest at the rate of 6.5%.

                  5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as EXHIBIT F) to issue certificates, or at a Buyer's request, to electronically issue such shares (e.g., through DWAC or DTC) (such electronic issuance to be made only if such shares have been registered under the 1933 Act), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Dividend Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company in accordance with the terms of and upon conversion of the Series D Preferred Shares and exercise of the Warrants, respectively (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares, the Dividend Shares and the Warrant Shares under the 1933 Act, such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction with respect to the Securities other than (i) the Irrevocable Transfer Agent Instructions referred to in first sentence of this paragraph and (ii) stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, the Dividend Shares and the Warrant Shares, prior to registration of the Conversion Shares, the Dividend Shares and the Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, the Dividend Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Series D Preferred Shares and Warrants to each Buyer at the Closing is subject to the satisfaction, with respect to each Buyer, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           a.       Such Buyer shall have executed this
Agreement, the Registration Rights Agreement and the ClickShip Registration Rights Agreement and delivered the same to the Company.

                           b.       Such Buyer shall have delivered to the
Company the purchase price for the Series D Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           c.       The representations and warranties of such
Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Series D Preferred Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                           a.       The Company shall have executed this
Agreement, the Registration Rights Agreement and the ClickShip Registration Rights Agreement, and delivered the same to such Buyer.

                           b.       The Certificate of Designations shall have
been executed by the Company and filed with the Secretary of State of the State of Minnesota, and a copy thereof certified by such Secretary shall have been delivered to such Buyer.

                           c.       The Common Stock shall be listed and
authorized for trading on the Nasdaq National Market, and trading in the Common Stock issuable upon conversion of the Series D Preferred Shares, exercise of the Warrants and issuance of the Dividend Shares to be traded on the Nasdaq National Market shall not have been suspended by the SEC or NASDAQ.

                           d.       The representations and warranties of the
Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for individual representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                           e.       Each Buyer shall have received the opinion
of Kaplan Strangis & Kaplan, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of EXHIBIT G attached hereto.

                           f.       The Company shall have executed and
delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series D Preferred Shares purchased by such Buyer at the Closing.

                           g.       The Company shall have executed and
delivered to such Buyer the Warrants being purchased by such Buyer at the Closing.

                           h.       The Board of Directors of the Company shall
have adopted the resolutions in substantially the form of EXHIBIT H attached hereto.

                           i.       As of the Closing Date, the Company shall
have reserved out of its authorized and unissued Common Stock solely for the purpose of effecting the conversion of the Series D Preferred Shares, the issuance of Dividend Shares and the exercise of the Warrants, shares of Common Stock to provide for the issuance of the Conversion Shares, the Dividend Shares and Warrant Shares in accordance with the terms of this Agreement, the Certificate of Designations and the Warrants.

                           j.       The Irrevocable Transfer Agent Instructions,
in the form of EXHIBIT F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                           k.       The transactions contemplated hereby shall
not violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                  8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) subject to Section 9(i), any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) unless such claims arise from a breach or default thereunder by the Buyer Indemnitees, the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series D Preferred Shares and Warrants. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

                  9.       GOVERNING LAW; MISCELLANEOUS.

                           a.       GOVERNING LAW. This Agreement shall be
governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

                           b.       COUNTERPARTS. This Agreement may be executed
in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                           c.       HEADINGS. The headings of this Agreement are
for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           d.       SEVERABILITY. If any provision of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e.       ENTIRE AGREEMENT; AMENDMENTS. This Agreement
supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                           f.       NOTICES. Any notices, consents, waivers or
other communications required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile;
(iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. For purposes of consent under Section 4 (i)(ii), notice shall be delivered only by U.S. certified mail, return receipt requested. The addresses and facsimile numbers for such communications shall be:

                  if to the Company:
                           DAMARK International, Inc.
                           7101 Winnetka Avenue
                           Brooklyn Park, Minnesota 55428
                           Telephone:     763-531-0066
                           Facsimile:     763-531-0481
                           Attention:     Mark A. Cohn, Chairman and Chief
                           Executive Officer

                  with a copy to:
                           Kaplan, Stangis and Kaplan, P.A.
                           5500 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402
                           Telephone:     612-375-1138
                           Facsimile:     612-375-1143

                           Attention:       Bruce J. Parker

                  If to the Transfer Agent:

                           Wells Fargo Shareowner Services
                           161 North Concord Exchange Street
                           South St. Paul, Minnesota 55075
                           Telephone:  800-468-9716
                           Facsimile:  651-450-4033

                           Attention: Shareowner Relations

                  If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers:

                  Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

                           g.       SUCCESSORS AND ASSIGNS. This Agreement shall
be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee.

                           h.       NO THIRD PARTY BENEFICIARIES. This Agreement
is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i.       SURVIVAL. The representations and warranties
of the Company and the Buyers contained in Sections 3 and 2, respectively, shall survive the Closing until two years after the Closing Date. The agreements and covenants set forth in Sections 4, 5 and 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                           j.       PUBLICITY. The Company and each Buyer shall
have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), but only to the extent required by such law or regulation.

                           k.       FURTHER ASSURANCES. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l.       NO STRICT CONSTRUCTION. The language used in
this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           m.       EQUITABLE RELIEF. The Company recognizes
that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                           n.       CONSENT TO JURISDICTION. The parties hereto
expressly submit themselves to the exclusive jurisdiction of the state and federal courts of New York in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective 10 days after such mailing.

Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                           COMPANY:

                           DAMARK INTERNATIONAL, INC.

                           By: ________________________________
                               Name: Mark A. Cohn
                               Title: Chairman and Chief Executive Officer

                           SUBSIDIARY

                           CLICKSHIP DIRECT, INC.
                           (With respect to Section 4(p) only)

                           By: ________________________________
                               Name: Mark A. Cohn
                               Title: Chairman and Chief Executive Officer

                           BUYERS:

                           BAYSTAR CAPITAL, L.P.,
                           a Delaware limited partnership

                           BY:      BayStar Capital Management LLC,
                                    Its General Partner

                                    By:___________________________
                                    Name:
                                    Title:

                                    1500 West Market Street, Suite 200
                                    Mequon, WI 53092
                                    Fax:  262-241-1888

                           BAYSTAR INTERNATIONAL LTD.,
                           a British Virgin Islands corporation

                           BY: BayStar International Management LLC, Its Investment Manager

                                    By:___________________________
                                    Name:
                                    Title:

                                    1500 West Market Street, Suite 200
                                    Mequon, WI 53092
                                    Fax:  262-241-1888

                                    STARK INTERNATIONAL

                                    By:___________________________
                                       Name:
                                       Its:

                                       1500 West Market Street, Suite 200
                                       Mequon, WI 53092
                                       Fax:  262.241.1888

                                    SHEPHERD INVESTMENTS
                                      INTERNATIONAL, LTD.

                                    By:___________________________
                                       Name:
                                       Its:

                                       1500 West Market Street, Suite 200
                                       Mequon, WI 53092
                                       Fax:  262.241.1888

                               SCHEDULE OF BUYERS

                                  Investor Address,         Principal Amount of
                                    Telephone and           Series D Preferred        Amount of      Investor's Advisor and Legal
         Investor Name             Facsimile Number               Shares              Warrants              Counsel Address
----------------------------  --------------------------  ------------------------  ---------------  ----------------------------
BayStar Capital, L.P.         c/o BayStar Capital          60,000                    231,839         Eleazer Klein, Esq.
(Delaware)                    Management, LLC                                                        Schulte Roth & Zabel LLP
                              1500 West Market Street                                                900 Third Avenue
                              Mequon, Wisconsin  53092                                               New York, NY 10022
                                                                                                     Fax:  (212) 593-5955

BayStar International, Ltd.   c/o BayStar International    20,000                    77,281          Eleazer Klein, Esq.
(British Virgin Islands)      Management, LLC                                                        Schulte Roth & Zabel LLP
                              1500 West Market Street                                                900 Third Avenue
                              Mequon, Wisconsin  53092                                               New York, NY 10022
                                                                                                     Fax:  (212) 593-5955

Stark International           c/o Staro Asset Management   60,000                    231,839         Eleazer Klein, Esq.
(Bermuda)                     1500 West Market Street                                                Schulte Roth & Zabel LLP
                              Mequon, Wisconsin  53092                                               900 Third Avenue
                                                                                                     New York, NY 10022
                                                                                                     Fax:  (212) 593-5955

Shepherd Investments          c/o Staro Asset Management   60,000                 231,839            Eleazer Klein, Esq.
International, Ltd.           1500 West Market Street                                                Schulte Roth & Zabel LLP
(British Virgin Islands)      Mequon, Wisconsin  53092                                               900 Third Avenue
                              Fax:  (414) 241-1888                                                   New York, NY 10022
                                                                                                     Fax:  (212) 593-5955